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                                                                      EXHIBIT 21


                             MYERS INDUSTRIES, INC.
                        DIRECT AND INDIRECT SUBSIDIARIES
                             As of December 31, 2004

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
NORTH AND CENTRAL AMERICAN OPERATIONS

Ameri-Kart Corp.                                                                                         Kansas
          -Ameri-Kart (NC) Corp                                                                          North Carolina
Ameri-Kart (MI) Corp.                                                                                    Michigan
Buckhorn Inc.                                                                                            Ohio
         - Buckhorn Limited                                                                              UK
         - Buckhorn Canada, Inc.                                                                         Ontario, Canada
         - Buckhorn Rubber Products Inc.                                                                 Missouri
Eastern Tire Equipment & Supplies, Limited                                                               Quebec, Canada
Grower Express Trucking, Inc.                                                                            Ohio
JMKO Corp.                                                                                               Missouri
         - AC Buckhorn LLC (50%)                                                                         Missouri
Listo Products, Ltd.                                                                                     Yukon Territory
MYEcap Financial Corp.                                                                                   Ohio
MYELux, LLC                                                                                              Ohio
         -MYELux International Finance, S.e.c.s. (GP 98.67%)                                             Luxembourg
MYELux International Finance, S.e.c.s. (LP 1.33%)                                                        Luxembourg
MYE Automotive, Inc.                                                                                     Delaware
         - Michigan Rubber Products, Inc.                                                                Michigan
         - WEK Automotive, Inc.                                                                          Delaware
Myers Industries International, Inc.                                                                     Ohio
         -Myers de El Salvador S.A. De C.V. (75%)                                                        Brazil
                -- Orientadores Comerciales S.A.                                                         El Salvador
                -- Myers de Panama S.A.                                                                  Guatemala
                -- Myers TSCA, S.A.                                                                      Panama
Myers do Brasil, Ltda.                                                                                   Panama
Myers de El Salvador S.A. De C.V. (25%)                                                                  Brazil
Myers Missouri, Inc.                                                                                     El Salvador
         - AC Buckhorn LLC (50%)                                                                         Missouri
Myer's Tire Supply (Canada) Limited                                                                      Missouri
Myers Tire Supply Distribution, Inc.                                                                     Ontario, Canada
Patch Rubber Company                                                                                     Ohio
         - Kwik Patch Private Ltd. (30.98%)                                                              North Carolina
Productivity California, Inc.                                                                            India
                                                                                                         California
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                                                            EXHIBIT 21 continued


                             MYERS INDUSTRIES, INC.
                        DIRECT AND INDIRECT SUBSIDIARIES
                             As of December 31, 2004

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
REPORTED OPERATING DIVISIONS OF MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Akro-Mils (of Myers Industries, Inc.)                                                                    Akron, Ohio
Dillen Products (of Myers Industries, Inc.)                                                              Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)                                                      Mebane, NC
Myers Tire Supply (of Myers Industries, Inc.)                                                            Akron, Ohio

EUROPEAN AND DANISH OPERATIONS

MYELux International Finance, S.e.s.c.                                                                 Luxembourg
       -Myers International Holding, S.a.r.l.                                                          Luxembourg
            -- Allibert-Buckhorn Europe, SAS                                                           France
                 --- Allikhorn, SAS                                                                    France
                 --- Atelier de Transformation des Matieres Plastiques, S.A.                           France
                 --- SCI de la Plaine                                                                  France
                 --- Holdiplast SA                                                                     France
                 --- Allibert Equipement, SAS                                                          France
                      ---- Allibert Anshan Cuves SARL (10%)                                            China
                      ---- Allibert Contenitori SpA                                                    Italy
                      ---- Allibert Contentores-Sistemas de Armazenagem, S.A.                          Portugal
                      ---- Allibert Buckhorn UK Limited                                                UK
                            ----- Allibert Manutencion S.A.                                            Spain
                      ---- Allibert Equipement Sprl                                                    Belgium
                      ---- Allibert Transport und Lagertechnik GmbH                                    Austria
                 --- Allibert Transport und Lagertechnik Verwaltungsgesellschaft mbH                   Germany
                 --- Allibert Transport und Lagertechnik GmbH & Co Kg                                  Germany
raaco International A/S                                                                                Denmark
       - raaco Benelux B.V.                                                                            Netherlands
       - raaco France                                                                                  France
       - raaco Germany                                                                                 Germany
       - raaco Great Britain                                                                           UK
       - raaco Sweden                                                                                  Sweden
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